UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2012

GENPACT LIMITED

(Exact Name of Registrant as Specified in Charter)

Bermuda	001-33626	98-0533350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street

Hamilton HM 12, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2012, Genpact Limited (“Genpact”) entered into a credit agreement (the “Credit Agreement”) with Genpact International, Inc., a Delaware corporation (“Genpact International”), Headstrong Corporation, a Delaware corporation (“Headstrong”), and Genpact Global Holdings (Bermuda) Limited, an exempted limited liability company organized under the laws of Bermuda (together with Genpact International and Headstrong, the “Borrowers”), as borrowers, Morgan Stanley Senior Funding, Inc., as administrative agent and swingline lender, Morgan Stanley Bank, N.A., as issuing bank, Morgan Stanley Senior Funding, Inc., Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Agricole Corporate and Investment Bank, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers, and the lenders party thereto. The Credit Agreement provides for a $675 million term credit facility and a $250 million revolving credit facility.

The Borrowers have an option to increase the commitments under the Credit Agreement by up to $100 million (or a greater amount determined based on a consolidated secured leverage ratio), subject to certain approvals and conditions as set forth in the Credit Agreement.

Borrowings under the Credit Agreement will be used (i) to repay all amounts outstanding under the Existing Credit Agreement (as defined below in Item 1.02), (ii) to pay in part a special cash dividend to Genpact’s shareholders in an aggregate amount of up to $505,000,000, (iii) to pay fees and expenses in connection with the foregoing and (iv) for general corporate purposes of Genpact and its subsidiaries, including working capital requirements.

The Credit Agreement replaces Genpact’s Existing Credit Agreement. The term credit facility has a term of seven years and the revolving credit facility has a term of five years.

Borrowings under the Credit Agreement bear interest at a rate equal to, at the election of the Borrowers, LIBOR plus an applicable margin equal to 3.25% per annum or a base rate plus an applicable margin equal to 2.25% per annum. The revolving credit commitments under the Credit Agreement are subject to a commitment fee equal to 0.50% of the actual daily amount by which the aggregate revolving commitments exceed the sum of outstanding revolving loans and letter of credit obligations.

The Credit Agreement will be guaranteed by Genpact and certain of its subsidiaries. The obligations under the Credit Agreement will be secured by the capital stock of certain subsidiaries of Genpact and certain intercompany debt.

The Credit Agreement contains customary affirmative and negative covenants (which are in some cases subject to certain exceptions), including, but not limited to, restrictions on the ability to incur additional indebtedness, create liens, make certain investments, make certain dividends and related distributions, enter into, or undertake, certain liquidations, mergers, consolidations or acquisitions and dispose of assets or subsidiaries. In addition, the Credit Agreement requires Genpact to maintain a certain consolidated net leverage ratio.

The Credit Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, nonpayment of principal or interest, breaches of representations and warranties, failure to perform or observe covenants, cross-defaults with certain other agreements or indebtedness, final judgments or orders, certain change of control events and certain bankruptcy-related events or proceedings.

The foregoing description of the Credit Agreement is qualified in its entirety by the full text of the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On August 30, 2012, Genpact terminated its existing credit facility and repaid all outstanding loans thereunder and entered into a new credit facility (see Item 1.01 above). The existing credit facility was under the Credit Agreement, dated as of May 3, 2011, as amended and restated as of June 16, 2011 (as so amended, the “Existing Credit Agreement”), among Genpact International, Headstrong (as successor in interest to Hawk International Corporation), Genpact, Bank of America, N.A., as administrative agent and collateral agent, and the lenders and other financial institutions party thereto. For a description of the material terms and conditions of this existing credit facility, see the “Financing Arrangements” section under Item 7 in Genpact’s Annual Report on Form 10-K for the year ended December 31, 2011, which section is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or Obligations under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01. Other Events.

On August 30, 2012, Genpact issued a press release announcing the declaration of a special cash dividend of $2.24 per common share, for an aggregate amount of approximately $501 million (the “Special Dividend”). The Special Dividend will be paid on September 24, 2012 to holders of Genpact common shares of record at the close of business on September 10, 2012. Genpact has been informed by the New York Stock Exchange that, in accordance with its rules, Genpact common shares will start trading on an ex-dividend basis beginning September 6, 2012. The dividend will be funded through a combination of surplus cash on Genpact’s balance sheet and a portion of the proceeds of borrowings under Genpact’s new Credit Agreement.

Genpact’s press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement among Genpact International, Inc., Headstrong Corporation, Genpact Global Holdings (Bermuda) Limited, Genpact Limited, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender, Morgan Stanley Bank, N.A., as issuing bank, and the other parties thereto, dated as of August 30, 2012.

99.1	Press Release of Genpact announcing declaration of Special Dividend, dated August 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

/s/ Heather D. White
Name:	Heather D. White
Title:	Vice President and Senior Legal Counsel

Dated: August 30, 2012

EXHIBIT INDEX

Each of the following exhibits is being filed electronically with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Credit Agreement among Genpact International, Inc., Headstrong Corporation, Genpact Global Holdings (Bermuda) Limited, Genpact Limited, the lenders party thereto, Morgan Stanley Senior Funding, Inc., as administrative agent, collateral agent and swingline lender, Morgan Stanley Bank, N.A., as issuing bank, and the other parties thereto, dated as of August 30, 2012.

99.1	Press Release of Genpact announcing declaration of Special Dividend, dated August 30, 2012.

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